Exhibit 99.1

LRAD® Corporation Reports Fiscal Year 2013 Financial Results

Strong Fourth Quarter Revenues Drive Year-Over-Year Revenue Growth of 16%

SAN DIEGO, CA - November 21, 2013 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of long range acoustic hailing devices (AHDs), today reported financial results for the fourth quarter and fiscal year ended September 30, 2013.

Fourth Quarter 2013 Highlights

●	Revenue: Fourth quarter 2013 revenue grew by $3.1 million or 56% to $8.8 million, compared to $5.6 million of revenue generated in the fourth quarter of 2012.

●	Net Income: Net Income of $2.9 million, or $0.09 per diluted share, was more than double the $1.2 million, or $0.04 per diluted share, reported during the fourth quarter of 2012.

Fiscal Year 2013 Financial Highlights

●	Revenue: Revenues for fiscal year 2013 were $17.1 million, up 16% from $14.8 million reported for fiscal year 2012.

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Net Income: Net income totaled $1.3 million, or $0.04 per diluted share, in fiscal year 2013, down 14% from net income of $1.5 million, or $0.04 per diluted share in fiscal year 2012. The decrease in net income was the result of increased legal and other professional fees related to a lawsuit and potential proxy contest during fiscal year 2013 and increased commission expense to the Company’s international partners.

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Balance Sheet: Cash totaled $15.8 million at September 30, 2013, an increase of $1.9 million from the $13.9 million reported at September 30, 2012. Working Capital increased to $23.7 million from $21.3 million over the same period. The Company maintained no debt at fiscal year end.

“We were extremely pleased that we were able to finish the year strong, with 51% of our revenues for fiscal 2013 reported in Q4,” commented Tom Brown, President and CEO of LRAD Corporation. “In particular, our emphasis on growing international markets proved successful as international revenues grew by 84% to almost $10 million during fiscal year 2013, representing over 58% of net revenues.”

Select Operating and Business Highlights

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Achieved the fourth consecutive year of profitability, the first four profitable years in the Company’s history, despite challenging global market conditions, ongoing United States defense budget uncertainty, and sequestration which reduced U.S. government purchases of LRAD products by 35% compared to fiscal 2012.

●	Successfully increased revenues into international markets by 84% in fiscal 2013 compared to fiscal 2012.

●	Established a new reseller and eventual manufacturing arm for the government market in China. Revenues into China increased by $1.1 million in fiscal 2013 compared to fiscal 2012.

●	Expanded distribution channels by signing new third party sales representatives, primarily in Central and South American territories.

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Received a $12.2 million award with the U.S. Navy in a competitive bid scenario which once again confirms LRAD products as the “best in class” AHDs. Delivered $2.0 million on this contract during fiscal Q4.

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Expanded the business development team from a total of 5 to 7 people at September 30, 2013, including new management personnel, and reorganized our business development team into geographic markets of responsibility.

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Expanded our product offering in the worldwide mass notification market. Introduced the LRAD 360X in late fiscal 2012, resulting in revenues of $882,000 in fiscal 2013. During fiscal 2013 we added several additional product configurations, and introduced the LRAD 360Xm, a smaller version of the LRAD 360X, subsequent to fiscal year 2013 end.

“Despite the continued sequestration and U.S. defense budget headwinds, we believe our focus on new geographic markets and the fast growing worldwide public safety and mass notification markets will continue to drive opportunity and growth for us in fiscal 2014,” concluded Mr. Brown.

Webcast and Conference Call Details

Management will host a conference call to discuss fourth quarter and fiscal year 2013 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free at 888-567-1602, or toll/international at 862-255-5346. A webcast will also be available at the following link: http://www.visualwebcaster.com/event.asp?id=97010. A replay of the call will be available two hours after the airing of the call, and available for 90 days at the aforementioned webcast link. Questions to management may be submitted during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

LRAD Corporation is using long range communication to peacefully resolve uncertain situations and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are in service in more than 60 countries around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, emergency warning and mass notification, asset protection and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Forward-looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company’s Form 10-K for the fiscal year ended September 30, 2013. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation and Subsidiary
Consolidated Balance Sheets
(000's omitted)

	September 30,	September 30,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$15,805	$13,860
Accounts receivable, net	4,958	5,518
Inventories, net	4,588	3,112
Prepaid expenses and other	1,004	442
Total current assets	26,355	22,932
Property and equipment, net	237	213
Intangible assets, net	52	158
Prepaid expenses and other - noncurrent	915	1,102
Total assets	$27,559	$24,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,597	$995
Accrued liabilities	1,055	624
Total current liabilities	2,652	1,619
Other liabilities - noncurrent	146	364
Total liabilities	2,798	1,983
Total stockholders' equity	24,761	22,422
Total liabilities and stockholders' equity	$27,559	$24,405

LRAD Corporation and Subsidiary
Consolidated Statements of Operations
(000's omitted except share and per share amounts)

	Years Ended September 30,
	2013	2012

Revenues	$17,088	$14,792
Cost of revenues	8,843	7,314
Gross profit	8,245	7,478

Operating expenses:
Selling, general and administrative	5,438	4,541
Research and development	1,841	1,660
Total operating expenses	7,279	6,201

Income from operations	966	1,277
Other income	299	34
Income from operations before income taxes	1,265	1,311
Income tax expense (benefit)	2	(151)
Net income	$1,263	$1,462

Net income per common share:
Basic	$0.04	$0.05
Diluted	$0.04	$0.04
Weighted average common shares outstanding:
Basic	32,464,935	32,374,499
Diluted	32,920,019	33,015,955